UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014 (January 10, 2014)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34295	38-3916511
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 584-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 10, 2014, Sirius XM Radio Inc. entered into a new employment agreement (the “Employment Agreement”) with Patrick L. Donnelly to continue to serve as the Executive Vice President, General Counsel and Secretary of both Sirius XM Radio Inc. and Sirius XM Holdings Inc. through January 14, 2017. The Employment Agreement provides for the continuation of his current annual base salary of $725,000 and an opportunity to earn an annual bonus in an amount determined by the Compensation Committee of our Board of Directors. The Employment Agreement is generally consistent with Mr. Donnelly’s existing employment agreement, except that it no longer provides for a so-called golden parachute excise tax gross up and includes certain changes in respect of the creation of Sirius XM Holdings Inc. as the parent of Sirius XM Radio Inc.

The Employment Agreement also provides, in the case of certain qualifying terminations, for a lump sum severance payment in an amount equal to Mr. Donnelly’s annual base salary plus the last bonus paid (or due and payable) to him. Our obligation to pay the severance is subject to Mr. Donnelly’s execution of a release of claims against us.

In connection with the execution of the Employment Agreement, we granted Mr. Donnelly an option to purchase 3,671,045 shares of our common stock at an exercise price equal to $3.70 (the closing sale price of our common stock on the Nasdaq Global Select Market on January 10, 2014, the date of the Employment Agreement)(the “Option”). We also granted Mr. Donnelly 270,270 restricted stock units (the “RSUs”). The Option will vest in approximately three equal annual installments and the RSUs will vest on January 10, 2017, subject in each case to earlier acceleration or termination under certain circumstances.

The Employment Agreement also includes a compensation clawback provision, pursuant to which any incentive-based or other compensation paid to Mr. Donnelly by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulation or stock exchange listing requirement, or any company policy adopted pursuant thereto.

The foregoing description is qualified in its entirety by the Employment Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The Exhibit Index attached hereto is incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/	James E. Meyer
James E. Meyer
Chief Executive Officer

Dated: January 14, 2014

EXHIBITS

Exhibit	Description of Exhibit

10.1	Employment Agreement, dated as of January 10, 2014, between Sirius XM Radio Inc. and Patrick L. Donnelly